UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

LUB LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8308	88-6437161
(Commission File Number)	(I.R.S. Employer Identification No.)
Two Liberty Square, 9th Floor, Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 570-4600

13111 Northwest Freeway, Suite 600 Houston, Texas 77040
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2022, Luby’s, Inc. (the “Company”), the Trustees identified below and Delaware Trust Company (the “Resident Trustee”) entered into a Liquidating Trust Agreement (the “Liquidating Trust Agreement”) in connection with the formation of a liquidating trust, LUB Liquidating Trust (the “Trust”), for the benefit of the stockholders of the Company, to facilitate the dissolution and termination of the Company in accordance with the Plan of Liquidation and Dissolution of the Company (the “Plan”) that was previously approved by the Company’s stockholders on November 17, 2020. The trustees of the Trust consist of the Company’s Interim President and Chief Executive Officer, John Garilli, and members of the Company’s board of directors, Gerald Bodzy and Joe C. McKinney (collectively, the “Trustees”), and the Resident Trustee.

Pursuant to the Liquidating Trust Agreement, eﬀective on and as of May 31, 2022 (the “Transfer Date”), (i) the Company granted, delivered, released, assigned and conveyed to the Trust all of the Company’s right, title and interest in, to and under, all of the Company’s assets, including, without limitation, its accounts receivable, cash, intellectual property, securities, claims, causes of action, contingent claims and reserves, as well as all of the membership interests in Luby’s Fuddruckers Restaurants LLC, a Texas limited liability company that will be renamed RFL, LLC (collectively, the “Trust Assets”) and (ii) the Trust assumed all of the Company’s unsatisﬁed debts, claims, liabilities, commitments, suits and other obligations, whether contingent, ﬁxed or otherwise, known or unknown (including, without limitation, any costs and expenses incurred or to be incurred in connection with the liquidation of the Company) (collectively, “Liabilities”) and agreed to pay, discharge and perform when due all of the Liabilities.

The purposes of the Trust are to hold, manage, administer and liquidate the Trust Assets, and to collect and distribute to the beneﬁciaries the income and the proceeds of the disposition of the Trust Assets, to collect amounts owed to the Company, and to pay any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the business or aﬀairs of the Company.

The Liquidating Trust Agreement provides that the Trust will terminate upon the earlier of three years from the date of creation, or the final distribution (in accordance with the terms of the Liquidating Trust Agreement) from the Trust of all Trust Assets in compliance with the Delaware General Corporation Law, unless the Trustees determine that a longer period is needed to sell real estate or collect payment in full of any installment obligations owed by the purchaser of assets of the Company or Trust Assets and to make any final distribution of any such proceeds.

The Trustees will be authorized to retain professionals, including attorneys, auctioneers and appraisers, and other agents, to assist in liquidating and distributing the assets transferred to the Trust.

The Trust and the Company will indemnify the Resident Trustee and any director, oﬃcer, aﬃliate, employee, employer, professional, agent or representative of the Resident Trustee and will advance expenses, defend and hold harmless from time to time against any and all losses, claims, costs, expenses and liabilities to which such indemniﬁed parties may be subject by reason of such indemniﬁed party’s performance of its duties pursuant to the discretion, power and authority conferred on such person by the Liquidating Trust Agreement or the Plan.

Whenever a material event relating to the Trust Assets occurs, the Trustees will, within a reasonable period of time after such occurrence, prepare and issue a publicly available report describing such event.

The foregoing summary does not purport to be complete and is qualified in its entirety by the Liquidating Trust Agreement attached hereto as Exhibit 10.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information included under Item 1.01 above with respect to the transfer of all of the Company’s assets and liabilities to the Trust is incorporated by reference into this Item 2.01.

Item 3.01	Material Modifications to Rights of Security Holders.

Pursuant to the Liquidating Trust Agreement, effective as of the Transfer Date:

•Each record owner of shares of common stock, $0.32 par value per share, of the Company (the “Shares”) as of the Transfer Date will receive one equal, undivided portion into which the beneficial interests in the Trust Assets are divided, as evidenced on the books and records of the Trust (each, a “Unit”) for each Share then held of record;
•The Units will not be certificated;
•The Units will generally not be transferable or assignable, except by will, intestate succession or operation of law;
•Except as may be otherwise required by law, the interests of the holders of Units (the “Unitholders”) will not be subject to attachment, execution, sequestration or any order of a court, nor will such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Unitholders, but the interest of a Unitholder will be paid by the Trustees to the Unitholder free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Unitholder only when actually distributed by the Trustees to, and received by such Unitholder;
•Any Trustee may be removed, with or without cause, by Unitholders holding a majority of the Units (a “Majority-in-Interest”) or a majority of remaining Trustees;
•The Trustees may not remove a Trustee selected by a Majority-in-Interest, nor may the Trustees re-appoint any Trustee removed by a Majority-in-Interest;
•In case of death, resignation or removal of any Trustee, a majority of remaining Trustees or, if there is none, a Majority-in-Interest, may appoint a successor or successors;
•The Trust will submit to the beneﬁciaries such reports as the Trustees deem advisable;
•Any alteration or amendment of the Liquidating Trust Agreement will not become eﬀective until consented to by the Trustees in writing and approved by a Majority-in-Interest;
•The Trustees may at any time call a meeting of the Unitholders to be held at such time and at such place as the Trustees shall determine, unlike the Company, which must hold a stockholders’ meeting every year; and
•The Trustees will call a meeting of the Unitholders upon request to the Trustees by a Majority-in-Interest to call a meeting of all of the Unitholders.

Pursuant to the Liquidating Trust Agreement, on and after the Transfer Date, all outstanding Shares shall automatically be deemed cancelled.

The foregoing description of the Liquidating Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Liquidating Trust Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2022, pursuant to the Liquidating Trust Agreement, Gerald Bodzy, John Garilli and Joe C. McKinney were appointed Trustees of the Trust.

Pursuant to the Liquidating Trust Agreement, the Chairman selected by a majority of the Trustees will receive $25,000 per fiscal quarter and the remaining Trustees will receive $20,000 per fiscal quarter for their services. In addition, the Trustees will be reimbursed by the Trust for their reasonable expenses and disbursements incidental to Trustee duties.

In connection with the appointment of Mr. Garilli as the Company’s Interim President and Chief Executive Officer, the Company and Mr. Garilli’s employer, Winthrop Capital Advisors LLC (“WCA”), entered into an agreement, pursuant to which the Company paid WCA a one-time fee of $50,000 and will pay a monthly fee of $20,000 for so long as Mr. Garilli serves the Company in said positions. The

Company also entered into an Indemnity Agreement with Mr. Garilli and WCA. The Company and WCA had previously entered into a consulting agreement, pursuant to which WCA provided consulting services related to the Company’s adoption of the liquidation basis of accounting in the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 16, 2020. The Company and WCA also executed separate consulting agreements to provide similar services for the filing of the Company’s subsequent Quarterly Reports on Form 10-Q and for the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended August 25, 2021. Following the Transfer Date, WCA will continue to provide services to the Trust as it did for the Company, on terms and for remuneration to be agreed upon.

There are no arrangements or understandings between any of Messrs. Bodzy, Garilli and McKinney and any other persons pursuant to which Messrs. Bodzy, Garilli or McKinney was appointed as a Trustee. In addition, there are no transactions or proposed transactions, to which the Trust is a party, or intended to be a party, in which any of the Trustees has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K except as described herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In accordance with the Liquidating Trust Agreement, the Trust’s fiscal year will be the twelve months beginning January 1 and ending December 31, which will be effective beginning May 31, 2022 for the year ending December 31, 2022.

Item 7.01	Regulation FD Disclosure.

On June 1, 2022, a press release announcing, among other things, the dissolution of the Company was issued. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

The Company has filed a Certificate of Dissolution with the Delaware Secretary of State, effective May 31, 2022. The Trust will be the successor registrant to the Company and thereby subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits

Exhibit 10.1	Liquidating Trust Agreement, dated May 31, 2022

Exhibit 99.1	Press Release, dated June 1, 2022

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the iXBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY’S, INC.
Date: June 6, 2022	By:	/s/ John Garilli
John Garilli
Interim President and Chief Executive Officer